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                                                                    Exhibit 10.3

                              SEPARATION AGREEMENT

        THIS AGREEMENT is entered into as of the 15th day of January, 2001 by and between Nutraceutix, Inc., a Delaware corporation, Bio Techniques Laboratories, Inc., a Washington corporation (the "Company") and Patricia St. John ("St. John") in order to provide the terms and conditions of St. John's separation of employment, and to fully and completely resolve any and all issues that St. John might have in connection with her relationship with the Company and any related or affiliated Companies and the termination of such relationships.

        NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, the parties agree as follows:

1. Separation. St. John's employment with the Company shall cease effective January 15th, 2001 (the "Separation Date"). All of St. John's wages and employee benefits (except as otherwise provided herein) will also cease as of the Separation Date. St. John shall be relieved of all duties as of January 15, 2001.

2. Resignation. St. John hereby resigns from all employee, officer and director positions with the Company and its subsidiaries. Such resignation shall become effective as of January 15, 2001 and can be revoked only pursuant to the provisions of Section 15.

3. Severance. Provided St. John is at all times in compliance with all terms to this Agreement, the Company shall make monthly payments to her in the gross amount of seven thousand, eight-three dollars and 33/100 ($7,083.33), which is 1/12 of her current yearly base salary of eight-five thousand dollars ($85,000.00), for the period of January 15, 2001 to January 15, 2002. These payments shall be subject to the general tax and other withholdings and deductions applicable to wages. Any payments made by the Company from January 15, 2001 to the date of execution of this Agreement shall be credited to the payments due under this Section 3.

4. Medical Insurance. St. John understands that her wages and benefits shall cease as of January 15, 2001; provided, however, that any medical and other insurance benefits for which the premium was paid prior to January 15, 2001, shall continue until January 31, 2001. For the period of February 2001 through February 2002, the Company agrees to reimburse St. John for her health and dental premium costs incurred as a result of her electing COBRA continuation coverage. After February 2002, St. John shall be solely responsible for the payment of such medical and dental insurance costs without imposition by the Company of any additional administrative costs.

5. Stock Options. St. John has been granted stock options (the "Options") exercisable for up to 94,000 shares of Nutraceutix, Inc.'s common stock. The terms of the Options are hereby amended as follows:

        5.1. The Options shall become vested and immediately exercisable as to all shares.

        5.2. To the extent the Options were Incentive Stock Options, they are hereby converted to Nonqualified Stock Options.

        5.3. The Options shall remain exercisable until the close of business on January 31, 2002.

        5.4. On January 31, 2002, any portion of the Options remaining unexercised shall be cancelled and shall revert back to the Plan.

        5.5. St. John hereby waives any claims to any stock options beyond the Options. This provision shall not become effective until (a) approved by Nutraceutix, Inc.'s Board of Directors and (b) the revocation period set forth in Section 15 has expired.



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6.      Waiver of Claims. In return for the benefits conferred by this Agreement and other related events, St. John, on behalf of herself and her marital community, heirs, executors, administrators and assigns, hereby releases in full, and forever discharges, acquits, and holds harmless, the Company, including any of the Company's past or present parent, subsidiary or otherwise affiliated (through common ownership to any extent or otherwise) corporations, partnerships, or other business enterprises, and all of its or their past or present affiliates, related entities, partners, subsidiaries, insurers, predecessors, successors, assigns, directors, officers, shareholders, attorneys, accountants, representatives, agents and employees (these entities/persons together with the Company are collectively referred to as "Associated Persons"), from any and all claims, disputes, suits, demands, causes of action, liabilities, damages, expenses and obligations of every nature, character and kind (collectively "Claims") that St. John may possess, whether known or unknown, which may now exist or hereafter may be discovered, specifically including without limitation any and all Claims arising from or relating to St. John's employment or relationship with the Company, or the Separation of such employment; provided that this release does not include any Claims arising under the express terms of this Agreement and since it is the Equal Employment Opportunity Commission's position that a right to file a claim cannot be waived, this release does not include the right to file a claim with the Equal Employment Opportunity Commission (although St. John expressly waives her right to obtain any personal relief or damages related to any EEOC claim or charge). This release includes, but is not limited to, any Claims that St. John might have for additional compensation, including without limitation any Claim for any past, current or future wages, bonuses, incentive payments, severance or benefits and applies to Claims for damages or other personal remedies that she might have under federal, state and/or local law dealing with employment, contract, wage and hour, civil rights or any other matters, including, by way of example and not limitation, applicable civil rights laws, Title VII of the Civil Rights Act of 1965, the Post-War Civil Rights Act of 1964, the Post-War Civil Rights Acts (42 USC Sections 1981-1988), the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, Executive Order 11246, Washington's Law Against Discrimination, Chapter 49.60 RCW, and Washington's Minimum Wage Act, Chapter 49.46 RCW, and any regulations under such laws. This release further applies to any Claims or right to personal damages or other personal legal or equitable remedies that St. John may have as a result of filing any complaint, charge or other action before any administrative agency. This release shall not affect any reimbursement rights St. John may have under any medical insurance or any accrued rights under any retirement savings plan and shall not affect or include any rights she now has or may have in the future as a shareholder or stockholder of the Company or any related or affiliated company or entity, nor does it, nor will it, affect or include any rights she may have to indemnification by the Company for claims against her by third party, and such indemnification rights (if any) shall remain in full force and effect beyond the term of this Agreement. ST. JOHN
        ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE SHE IS GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT SHE MAY HAVE AGAINST THE COMPANY, INCLUDING ASSOCIATED PERSONS, EXCEPT FOR THE RIGHTS SPECIFICALLY
        EXCLUDED ABOVE.

        Similarly, in return for the benefits conferred by this Agreement and other related events, the Company hereby release in full, and forever discharge, acquit, and hold harmless, St. John, from any and all claims, disputes, suits, demands, causes of action, liabilities, damages, expenses and obligations of every nature, character and kind (collectively "Claims") that the Company may possess, whether known or unknown, which may now exist or hereafter may be discovered, specifically including without limitation any and all Claims arising from or relating to St. John's employment with the Company, or the Separation of such employment and/or her role or status as an officer, director and agent of the Company.

7. Dismissal of Pending Claims. St. John represents that she has filed no Claim or other action against The Company, including Associated Persons.



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8.      Non-Admission of Liability. The Company is offering these benefits to
        St. John due to its desire to have an amicable separation of employment with her and in recognition of her past contributions to the Company. This Agreement shall not be construed as an admission by the Company of any liability to St. John, breach of any agreement between the parties, or violation by the Company of any statute or regulation. St. John is accepting these benefits due to her desire to have an amicable separation of employment from the Company. This Agreement shall not be construed as an admission by St. John of any liability to the Company, breach of any agreement between the parties, or violation by St. John of any statute or regulation.

9. Non-Disparagement. The parties are entering into this Agreement, in part, to ensure an amicable relationship between them. St. John agrees not to make any negative or disparaging comments to any person or entity, publicly or privately, concerning the Company, its products or services, or its past, present or future officers, directors or employees. Notwithstanding this provision, she shall be free to make whatever comments she desires in private to her spouse. David Howard and Steve Moger agree not to make any negative or disparaging comments to any person or entity, publicly or privately, concerning St. John or her performance as an employee of the Company. The Company agrees to execute the Letter of Reference attached hereto as Exhibit A at the same time as the execution of this Agreement. This Agreement shall be shown to the Board of Directors so that they will be aware of its contents and can specifically approve it.

10. Continuing Assistance. St. John agrees to provide reasonable assistance to the Company and its employees in a timely and reasonably responsive manner during the period of time during which she is receiving severance payments for no additional payment from the Company. It shall be the Company's responsibility through David Howard or other senior management personnel, to request such assistance when needed. Such requests shall not require St. John to perform more than two hours of work per week and such work shall be limited to that of the type and nature she performed when employed by the Company. St. John shall devote her best efforts and work in the Company's best interests whenever her assistance is requested pursuant to this Section. Any person requesting assistance from St. John will exercise reasonable efforts to avoid the disclosure of material non-public information to her.

11. Consideration. St. John acknowledges that the compensation and benefits granted to her hereunder are in excess of that which employees normally receive upon separation from the Company or to which she would otherwise be entitled, and that no other wages are due to her. St. John further acknowledges that she has had the opportunity to review this Agreement and to consult with independent counsel regarding its content and present and future legal effects.

12. Return of Property. St. John agrees to and hereby represents that she has returned to the Company all originals and all copies of the Company's documents and/or the Company's property in her possession or under her control including, but not limited to, any documents received or prepared by her in connection with her employment, laptop and key cards. She agrees to coordinate any visits to the company premises with David Howard or his designee.

13. Confidentiality. The parties acknowledge that, by virtue of her employment, St. John has had access to the Company's trade secrets, proprietary and confidential information. St. John agrees to execute the Business Protection Agreement attached as Exhibit B hereto and incorporated herein at the same time as the execution of this Agreement.

14.     Miscellaneous.

        14.1. Entire Agreement. This document is the entire, final and complete agreement and understanding of the parties with respect to the subject matter hereof, and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto. There have been no representations or commitments by The Company or St. John to make any payment or perform any act other than those expressly stated herein.



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        14.2.   Waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        14.3. Binding Effect. All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators, successors and permitted assigns. The Company's merger into another entity where immediately following the completion of such merger, the Company's shareholders do not continue to hold more than 50% of the outstanding securities of the surviving corporation or The Company's sale or transfer of all or substantially all of its assets shall entitle St. John to acceleration and immediate payment of the sum provided for in
                Section 3.

        14.4. Amendment. No supplement, modification or amendment of this Agreement shall be valid, unless the same is in writing and signed by all parties hereto.

        14.5. Severability. In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

        14.6. Enforcement. In the event that there is a breach of this Agreement by either party or noncompliance with the terms contained herein, the nondefaulting or prevailing party shall be entitled to recovery of any reasonable attorney's fees and costs incurred in enforcing this Agreement.

        14.7. Governing Law and Venue. This Agreement and the rights of the parties hereunder shall be governed, construed and enforced in accordance with the laws of the State of Washington, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the federal or state courts in Seattle, Washington. The parties hereby irrevocably submit to the jurisdiction of such courts for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such suit or action in any such court and any claim that any such suit or action has been brought in an inconvenient forum.

        14.8. Counterparts. This Agreement may be executed by the parties individually or in separate counterparts, each of which shall be an original, and each of which taken together shall constitute one in the same agreement.

        14.9. Further Acts. The parties agree to execute such additional documents and take such other actions as are reasonably necessary to implement the terms of this Agreement.

15. No Pressure or Coercion. St. John acknowledges that she has read this Agreement and is being given an opportunity to consider it for up to twenty-one days, although she may sign it and deliver it to the Company during the twenty-one day period. St. John has been advised to discuss it with financial and legal counsel of her choice. The parties further acknowledge that she may revoke this Agreement within seven (7) days after she has signed and delivered it. Only after that seven-day period has passed, will the obligations under this Agreement become effective.

        IN WITNESS WHEREOF, the parties have executed this agreement freely, voluntarily and with a complete understanding of its terms and present and future effect as of the date set forth above.



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PATRICIA ST. JOHN                        NUTRACEUTIX, INC.


    /s/ Patricia A. St. John             By: /s/ David T. Howard
-----------------------------------         ------------------------------------
                                         Title: President & CEO
Date:   March 23, 2001                         ---------------------------------
                                         Date: 3/24/01
                                              ----------------------------------


                                         BIO TECHNIQUES LABORATORIES, INC.


                                         By: David T. Howard
                                            ------------------------------------
                                         Title: President
                                               ---------------------------------
                                         Date: 3/24/01
                                              ----------------------------------



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